EXHIBIT 32.1

Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Bonanza Gold Corp. (the "Company") to Form 10-Q for the period ending March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steve Helm, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:
(i)	The accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Act"); and
(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 2, 2015

BONANZA GOLD CORP.

/s/: Steve Helm
Steve Helm President
Chief Executive Officer and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)